Exhibit 99.1

PRESS RELEASE

Contact:	Robert E. Wheaton
President, CEO
Star Buffet, Inc.
(480) 425-0397

FOR IMMEDIATE RELEASE:  Tuesday, July 11, 2006

STAR BUFFET, INC. ACQUIRES RESTAURANT

SCOTTSDALE, AZ – July 11, 2006 – Star Buffet, Inc. (NASDAQ: STRZ) a multi-concept restaurant operator announced today that it has completed the acquisition of Pecos Diamond Steakhouse in Artesia, New Mexico. The restaurant, acquired from H & R, Inc., will become part of the Summit Family Restaurant Inc. division.

Commenting on the announcement, Robert E. Wheaton, Star Buffet’s President stated, “We are pleased to have the opportunity to work with H & R’s founder, Howard Morton, and are excited to become part of the vibrant Artesia, New Mexico community.”

About Star Buffet

Star Buffet is a multi-concept restaurant operator. As of July 11, 2006 Star Buffet, through its subsidiaries, operates 14 franchised HomeTown Buffet restaurants, six JB’s restaurants, four BuddyFreddys restaurants, four K-BOB’s restaurants, two JJ North’s Country Buffet restaurants, two Holiday House restaurants and one Casa Bonita Mexican theme restaurant.

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